Exhibit 23

Independent Auditors’ Consent

We consent to the incorporation by reference in Registration Statements Nos. 33-88124, 33-88180, 333-09623, 333-39060, 333-39061, 333-39064, 333-39290, 333-61588, 333-101444, 333-100716 and 333-104659 of Shuffle Master, Inc. on Form S-8 of our report dated July 23, 2004, relating to the consolidated financial statements of CARD Casinos Austria Research and Development GmbH as of and for the year ended December 31, 2003, appearing in Amendment No. 1 on Form 8-K/A of Shuffle Master, Inc. dated July 27, 2004.

Deloitte Touche Tohmatsu

WirtschaftsprüfungsgmbH

Vienna, Austria

July 23, 2004